UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: February 22, 2005
(Date of earliest event reported)

Paragon Real Estate Equity and Investment Trust

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-25074 (Commission File Number)	39-6594066 (I.R.S. Employer Identification Number)

1240 Huron Road, Suite 301, Cleveland, Ohio 44115
(Address of principal executive offices including zip code)

(216) 430-2700
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

     Paragon Real Estate Equity and Investment Trust (“Paragon” or the “Company”) received a letter on December 1, 2004 from the American Stock Exchange (“Amex”) notifying the Company that it was not in compliance with Amex’s continued listing requirements. On December 28, 2004, Paragon submitted a plan to Amex to regain compliance. The Company received a letter from Amex on February 22, 2005 stating that it is continuing the listing of Paragon’s common shares pursuant to an extension.

     Amex determined that Paragon’s plan makes a reasonable demonstration for the Company to regain compliance with Amex’s continued listing standards by December 2, 2005, the end of the plan period. However, if Paragon is not in compliance with the listing standards at the end of the plan period, or does not make progress consistent with the plan, Paragon’s common shares would be subject to delisting proceedings. The Company’s common shares will continue to be listed on Amex during the plan period.

Item 9.01.      Financial Statements and Exhibits.

     (c)      Exhibits

99.1  Press Release dated February 24, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2005	Paragon Real Estate Equity and Investment Trust

	By:	/s/ John J. Dee John J. Dee Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 24, 2005

4